SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 23, 2003
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


Ganal Discovery
----------------

       Unocal Corporation (the "Company") announced that its Unocal Ganal, Ltd. ("Unocal Ganal"), subsidiary has made a significant gas-condensate and oil discovery on the deepwater Gehem prospect in the Ganal production-sharing contract area, 3.5 miles south of the Ranggas field offshore East Kalimantan, Indonesia.

       Gehem-1 is the first of a series of exploration wells that are designed to test the prospectivity of deeper, previously untested intervals underlying previous deepwater discoveries offshore East Kalimantan. The Gehem-1 well encountered 617 feet of net gas and gas-condensate pay and 18 feet of net oil pay. The well was drilled in 5,981 feet of water to a total vertical depth of 15,241 feet. More than 400 feet of the net pay was in a stratigraphic interval that had not been penetrated during drilling in the nearby Ranggas field. The Company said the Gehem structure covers nearly 8,000 acres and has the potential for significant oil pay in several zones downdip of the Gehem-1 well and in deeper intervals, which will be tested in subsequent appraisal wells. Well designs for follow-up appraisals on the Gehem prospect will permit tests that are deeper than the initial well, which encountered only moderate pressures even at total depth.

       Gehem-1 drilling results indicate that there is a thick, high-quality hydrocarbon-bearing reservoir at previously untested depths. The well results increase the prospectivity of the deep oil prospects that are already on the Company's drilling schedule for 2003 and expand the Company's portfolio of leads and prospects focused on deeper oil and gas. Gehem by itself has a number of characteristics that favor early development. The size of the potential Gehem resource, reservoir quality, potential high condensate yields and location relative to the Bontang liquefied natural gas plant, position Gehem to be a low-cost gas supplier to the plant. The reservoir has the potential for flowing in excess of 100 million cubic feet of gas per day and 5,000 barrels of condensate per day per well.

       The results of the Gehem-1 well indicate possibly significant oil and condensate accumulations in the deeper untested trend underlying the existing Gada, Gula, and Ranggas discoveries. In addition, armed with the information gathered from the Gehem-1 well, the Company has already developed a number of new leads and prospects, including Golok (structure directly north of the Gula discovery), Geliga (structure south of the Gada discovery), and Rajalaut (adjacent to Ranggas).

Unocal Ganal is operator of the Ganal PSC area and holds an 80-percent working interest.

Ranggas Appraisal Drilling
--------------------------

       The Company also announced that its Unocal Rapak, Ltd. ("Unocal Rapak"), subsidiary has successfully completed drilling the Ranggas Selatan-1 appraisal well, extending the Ranggas field to the south on the Rapak production-sharing contract area. The Selatan-1 well was drilled to a true vertical depth of 10,243 feet, and penetrated 187 feet of net oil pay and 258 feet of net gas pay in several zones of high quality reservoir rock. The well was not planned to penetrate the deep reservoir that was encountered in the Gehem-1 well. The Selatan-1 well was drilled 1 mile south of the Ranggas-1 discovery well and 5.7 miles north of the Gehem-1 well.

       The Company said it is conducting conceptual engineering studies for the possible development of the Ranggas field. Extending the Ranggas oil and gas accumulations to the south is an important and positive appraisal step for the field. While the Company is still planning to have the Ranggas project ready for government approval by early next year, the Gehem-1 results have implications for appraising the deeper oil potential at Ranggas and optimizing the development. The Company plans to move Ranggas along while assessing the deep potential and options for co-development with Gehem.

Unocal Rapak is operator of the Rapak PSC area and holds and 80-percent working interest.

This filing contains certain forward-looking statements about Unocal's future development plans and production estimates. These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's 2002 Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  July 24, 2003                              By:  /s/ JOE D. CECIL
      ------------------                         -------------------------------
                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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